Exhibit 10.4
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is dated as of April 23, 2009, between Westwood One, Inc. (the “Company”), and Gores Radio Holdings, LLC (together with its designees that are affiliates of The Gores Group, LLC, the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Registration Rights Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Company and the Purchasers previously entered into a Registration Rights Agreement dated as of March 3, 2008 (the “Registration Rights Agreement”);
WHEREAS, the Purchasers are the Holders of a majority of the Registrable Securities as of the date of this Amendment; and
WHEREAS, the parties desire to amend certain provisions of the Registration Rights Agreement in accordance with Section 10(b) thereof.
NOW THEREFORE, the parties, intending to be legally bound, do hereby agree as follows:
1. The definition of “Registrable Securities” is hereby amended and restated in its entirety as follows:
“Registrable Securities” means any Common Stock (including any Common Stock issuable upon the conversion of any outstanding shares of preferred stock or the exercise of any warrants of the Company) issued or issuable to the Purchasers pursuant to the transactions contemplated by (i) the Purchase Agreement, and (ii) the 2009 Purchase Agreement, together, in each case, with any securities issued or issuable upon any stock split, stock dividend or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or similar event with respect to the foregoing; provided, however, that Registrable Securities shall not include any securities a Holder is permitted to sell pursuant to Rule 144 without volume limitations or any other restrictions.
2. The following definitions are hereby added to Section 1 in the appropriate alphabetical order:
“2009 Purchase Agreement” means the Purchase Agreement, dated April 23, 2009, between the Company and the Purchasers.
“Investor Rights Agreement” means the Investor Rights Agreement, dated April 23, 2009, among the Company, the Purchasers and the other investors party thereto.
“Investor Stockholder Registrable Securities” means “Registrable Securities” as defined in the Investor Rights Agreement.
“Investor Stockholders” has the meaning given to it in the Investor Rights Agreement.

3. Section 10(d) is hereby amended and restated in its entirety as follows:
(d) No Piggyback on Registrations. Except as and to the extent specified in (i) Schedule 3.1(g) to the Purchase Agreement and (ii) the Investor Rights Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any contract providing any such right to any of its security holders. In addition, the Purchasers agree that should any Investor Stockholder properly exercise its registration rights in accordance with the terms of the Investor Rights Agreement, the cut back provisions of the Investor Rights Agreement shall supercede the cutback provisions set forth in Sections 3(b), 5(b) and 5(c) hereof with respect to the relative participation of the Purchasers and the Investor Stockholders.
4. Miscellaneous.
(a) Effect of Amendment. Except as specifically amended hereby, the Registration Rights Agreement is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof as amended and supplemented by this Amendment. This Amendment is limited as expressly specified, and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Registration Rights Agreement. The Registration Rights Agreement and this Amendment, shall be read, taken and construed as one and the same agreement, and the Registration Rights Agreement is hereby amended accordingly. From and after the effectiveness of this Amendment, all references to the Registration Rights Agreement in any other document, instrument, agreement or writing shall be deemed to be references to the Registration Rights Agreement as amended hereby.
(b) Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronically transmitted signature page were an original thereof.
(c) Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor and effects the original intent of the parties as closely as possible, and upon so agreeing, shall incorporate such substitute provision in this Amendment.
(d) Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WESTWOOD ONE, INC.
By:	/s/ David Hillman
	Name:	David Hillman
	Title:	Chief Administrative Officer, Secretary and General Counsel

GORES RADIO HOLDINGS, LLC
By:	THE GORES GROUP, LLC, its Manager

By:	/s/ Steven G. Eisner
	Name:	Steven G. Eisner
	Title:	Vice President